Exhibit 10.2

STURGIS FEDERAL SAVINGS BANK
EMPLOYEE STOCK OPTION PLAN

1.	Purpose.

     The purpose of the Employee Stock Option Plan (the “Plan”) is to give officers and executive personnel (“key employees”) of STURGIS FEDERAL SAVINGS BANK, a Federal Chartered stock savings bank (the “Bank”), an opportunity to acquire shares of the common stock of the Bank (“Common Stock”), in order to provide an incentive for key employees to continue to promote the best interests of the Bank and enhance its long-term performance, and to provide an incentive for key employees to join or remain with the Bank.

2.	Administration.

     (a) Board of Directors. The Plan shall be administered by the Board of Directors of the Bank (the “Board”), which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers under Section 11(c)) to a committee (the “Committee”) appointed by the Board and composed of not less than three members of the Board. If the Board chooses to appoint the Committee, reference hereinafter to the Board (except in Section 10(c)) shall be deemed to refer to the Committee. Notwithstanding the preceding provisions of the Section, no member of the Board may exercise discretion with respect to or participate in, the administration of the Plan if, at any time within one year prior to such exercise or participation, he or she has been eligible for selection as a person to whom stock may be allocated or to whom stock options may be granted pursuant to the Plan or any other plan of the Bank entitling the participants therein to acquire stock or stock options of the Bank, except solely under a director stock option plan which does not give directors any discretion in the grant of options thereunder.

     (b) Powers. Within the limits of the express provisions of the Plan, the Board shall determine: (i) the key employees to whom awards hereunder shall be granted, (ii) the time or times at which such awards shall be granted, (iii) the form and amount of the awards, and (iv) the limitations, restrictions and conditions applicable to any such award. In making such determinations, the Board may take into account the nature of the services rendered by such employees, or classes of employees, their present and potential contributions to the Bank’s success and such other factors as the Board in its discretion shall deem relevant.

     (c) Interpretations. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan.

     (d) Determinations. The determinations of the Board on all matters regarding the Plan shall be conclusive. A member of the Board shall only be liable for any action taken or determination made in bad faith.

     (e) Nonuniform Determinations. The Board’s determinations under the Plan, including without limitation, determinations as to the persons to receive awards, the terms and provisions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly suited.

3.	Awards Under the Plan.

     (a) Form. Awards under the Plan may be granted in the form of Nonstatutory Stock Options, as described in Section 4. Nonstatutory Stock Options shall be referred to herein as “Stock Options.”

     (b) Maximum Limitations. The aggregate number of shares of Common Stock available for issuance under the Plan after April 29, 1996 is 21,916, subject to adjustment pursuant to Section 7. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares hereafter held in the treasury of the Bank. In the event that, prior to the end of the period during which Stock Options may be granted under the Plan, any Stock Option under the Plan expires unexercised or is terminated, surrendered or cancelled without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Stock Option or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan, including a grant to a former holder of such Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former Stock Option.

4.	Stock Options.

     Stock Options may be granted under the Plan for the purchase of shares of Common Stock. Stock Options shall be in such form and upon such terms and conditions as the Board shall from time to time determine, subject to the following:

     (a) Option Price. The option price of each Stock Option to purchase Common Stock shall be determined by the Board, but shall not be less than 100% of the fair market value of the Common Stock subject to such Stock Option on the date of grant.

     (b) Terms of Options. No Stock Option shall be exercisable after the date ten years and one day from the date such Stock Option is granted.

     (c) Conditions of Grant. The Board, in its discretion, may, as a condition to the grant of a Stock Option, require a key employee who is the recipient of such Stock Option to enter into one or more of the following agreements with the Bank on or prior to the date of grant of such Option:

     (i) A covenant not to compete with the Bank which shall become effective on the date of termination of employment of the key employee with the Bank and which shall contain such terms and conditions as shall be specified by the Board;

     (ii) An agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Bank and the key employee.

If the key employee shall fail to enter into any such agreement at the request of the Board, then no Stock Options shall be granted hereunder to such key employee and the number of shares of Common Stock which would have been subject to such Option shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan.

5.	Provisions Applicable to Stock Options.

     (a) Exercise. Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement between the optionee and the Bank, as the Board shall determine; provided, that such determinations are not inconsistent with the other provisions of the Plan.

     (b) Manner of Exercise of Options and Payment for Common Stock. Stock Options may be exercised by an optionee by giving written notice to the Secretary of the Bank stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment therefor. At the time that a Stock Option granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if the Board in its discretion agrees to accept, in shares of Common Stock of the Bank (the number of such shares paid for each share subject to the Stock Option, or part thereof, being exercised shall be determined by dividing the option price by the fair market value per share of the Common Stock on the date of exercise). As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the optionee, shall be delivered to the optionee.

6.	Transferability.

     No Stock Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Stock Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option or levy of attachment or similar process upon the Stock Option not specifically permitted herein shall be null and void and without effect. A Stock Option may be exercised only by a key employee during his or her lifetime, or pursuant to Section 9(c), by his or her estate or the person who acquires the right to exercise such Stock Option upon his or her death by bequest or inheritance.

7.	Adjustment Provisions.

     The aggregate number of shares of Common Stock with respect to which Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Stock Option, and the option price per share of each such Stock Option, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Bank. Adjustments under this Section 7 shall be made according to the sole discretion of the Board, and its decisions shall be binding and conclusive.

8.	Effective Date and Conditions Subsequent to Effective Date.

     The Plan shall become effective on the date of the approval of the Plan by the holders of a majority of the shares of Common Stock of the Bank, and the Plan shall be null and void and of no effect if such condition is not fulfilled, and in such event each Stock Option granted hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.

     No grant or award shall be made under the Plan more than nine years from the earlier of the date of adoption of the Plan by the Board or shareholder approval hereof; provided, however, that the Plan and all Stock Options granted under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related agreements.

9.	Termination of Employment.

     (a) Each Stock Option shall, unless sooner expired pursuant to Section 9(b) or (c) below, expire on the first to occur of the date one day after the tenth anniversary of the date of grant thereof or the expiration date set forth in the applicable option agreement.

     (b) A Stock Option shall expire on the first to occur of the applicable date set forth in paragraph (a) next above or the date that the employment of the key employee with the Bank terminates for any reason other than death or disability. Notwithstanding the preceding provisions of this paragraph, the Board, in its sole discretion, may, by written notice given to an ex-employee, permit the ex-employee to exercise Stock Options during a period following his or her termination of employment, which period shall not exceed 30 days. In no event, however, may the Board permit an ex-employee to exercise a Stock Option after the expiration date contained in the agreement evidencing such Stock Option. Notwithstanding the preceding provisions of this paragraph, if the Board permits an ex-employee to exercise Stock Options during a period following his or her termination of employment pursuant to such preceding provisions, such Stock Options shall, to the extent unexercised, expire on the date that such ex-employee violates (as determined by the Board) any covenant not to compete in effect between the Bank and the ex-employee.

     (c) If the employment of a key employee with the Bank terminates by reason of disability (as determined by the Board) or by reason of death, his or her Stock Options, if any, shall expire on the first to occur of the date set forth in paragraph (a) of this Section 9 or 90 days from the date of such termination of employment.

10.	Miscellaneous.

     (a) Legal and Other Requirements. The obligation of the Bank to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Bank. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

     (b) No Obligation to Exercise Options. The granting of a Stock Option shall impose no obligation upon an optionee to exercise such Stock Option.

     (c) Termination or Amendment of the Plan. The Board, without further action on the part of the shareholders of the Bank, may from time to time alter, amend or suspend the Plan or any Stock Option granted hereunder or may at any time terminate the Plan, except that, unless approved by the shareholders in accordance with Section 8 hereof, it may not (except to the extent provided in Section 7 hereof): (i) change the total number of shares of Common Stock available for grant under the Plan; (ii) extend the duration of the Plan; (iii) increase the maximum term of Stock Options; or (iv) change the class of employees eligible to be granted Stock Options under the Plan. No action taken by the Board under this Section may materially and adversely affect any outstanding Stock Option without the consent of the holder thereof.

     (d) Application of Funds. The proceeds received by the Bank from the sale of Common Stock pursuant to Stock Options will be used for general corporate purposes.

     (e) Withholding Taxes. Upon the exercise of any Stock Option, the Bank shall have the right to require the optionee to remit to the Bank an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock.

     (f) Right To Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any key employee or other optionee the right to continue in the employment of the Bank or affect any right which the Bank may have to terminate the employment of such key employee or other optionee.

     (g) Rights as a Shareholder. No optionee shall have any right or privileges as a shareholder unless and until certificates for shares of Common Stock are issuable to him or her.

     (h) Leaves of Absence and Disability. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any key employee. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leaves of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any key employee who takes such leave of absence.

     (i) Fair Market Value. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

     (I) If the Common Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the 10 consecutive trading days immediately preceding such given date;

     (II) If the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the 10 consecutive trading days immediately preceding such given date; and

     (III) If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith shall determine.

     (j) Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Bank (a) on the date it is personally delivered to the Secretary of the Bank at its principal executive offices or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices; and shall be deemed delivered to an optionee (a) on the date it is personally delivered to him or her, or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Bank.

     (k) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Stock Options granted hereunder shall be determined in conformity with the laws of the United States and the State of Michigan.

     (1) Elimination of Fractional Shares. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to a Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

     (m) Exemption. It is intended that this Plan qualify under the exemptions found in the Securities and Exchange Commission Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Any provision or interpretation of this Plan that is in contravention of that Rule shall be